As filed with the Securities and Exchange Commission on October 23, 2014

Registration No. 333-_______

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	20-1167761
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

28411 Race Track Road
Bonita Springs, Florida 34135
(239) 596-0204
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sam Klepfish
Chief Executive Officer
Innovative Food Holdings, Inc.
28411 Race Track Road
Bonita Springs, Florida 34135
(239) 596-0204
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Irving Rothstein, Esq.
Feder Kaszovitz LLP
845 Third Avenue
New York, New York 10022-6601
(212) 888-8200
Fax: (212) 888-7776

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement at the discretion of the selling security holder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Each Class of	Amount to	Offering Price		Aggregate Offering	Amount of
Securities to be Registered	be Registered	per Unit(1)		Price(1)	Registration Fee
Common Stock, par value $0.0001 per share	8,250,290 Shares(2)	$1.57	(3)	$12,952,955	$1,505.13

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.
(3)	Pursuant to Rule 457(c), represents the closing sales prices of our common stock for any of the five business days preceding the date hereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING ANY OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2014

PROSPECTUS
8,250,290 Shares

Innovative Food Holdings, Inc.

Common Stock

This prospectus relates to the resale of up to 1,585,000 shares of our common stock issued to various shareholders in an exempt private placement; 4,098,471  shares of our common stock underlying warrants issued to other investors; 100,000 shares of common stock held by an officer; 1,001,819   shares of our common stock issued upon the exercise of warrants and 1,465,000  shares of our common stock underlying options which have been issued to persons who are currently officers and/or directors of our company who acquired stock awards or options to acquire shares of our common stock as compensation for services performed for us.

The selling security holders may sell the shares of common stock described in this prospectus in public or private transactions, at prevailing market prices, or at privately negotiated prices. The selling security holders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders. Although we may receive payment of the exercise price from those of the selling security holders holding warrants and options if and when they exercise those warrants and options for cash, we will not receive any of the proceeds from the sale of the shares by the selling security holders. The selling security holders will receive all of the proceeds from the sale of such shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares. It is not possible at the present time to determine the price to the public in any sale of the shares by the selling security holders and the selling security holders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds to the selling security holders will be determined at the time of such sale by the selling security holders.

Our common stock is traded on the OTCQB under the symbol “IVFH.” On October 20, 2014, the closing sale price of our common stock on the OTCQB was $1.64  per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________________, 2014

ABOUT THIS PROSPECTUS

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC through what is known as the shelf registration process. Under this process, the selling security holders may sell the securities described in the prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling security holders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In connection with this offering, no person is authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus. The information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement or the date of the document incorporated by reference, as the case may be, regardless of the time of delivery of the prospectus.

You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our securities.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and in filings with the Securities and Exchange Commission incorporated by reference. You should carefully read the entire prospectus, including “Risk Factors” beginning on page 1, as well as any accompanying prospectus supplement and the documents incorporated herein and therein, before investing in our common stock. When we use the terms “IVFH,” “Innovative Foods,” “the Company,” “we,” “us,” or “our,” we are referring to Innovative Food Holdings, Inc. and its subsidiaries, unless the context requires otherwise or we expressly state otherwise in this prospectus.

Innovative Food Holdings, Inc.

Our History

We were initially formed in June 1979 as Alpha Solarco Inc., a Colorado corporation. From June 1979 through February 2003, we were either inactive or involved in discontinued business ventures. We changed our name to Fiber Application Systems Technology, Ltd in February 2003. In January 2004, we changed our state of incorporation by merging into Innovative Food Holdings, Inc. (IVFH), a Florida corporation formed for that purpose. As a result of the merger, we changed our name to that of Innovative Food Holdings, Inc. In January 2004, we also acquired Food Innovations, Inc. (“FII” or “Food Innovations”), a Delaware corporation, for 500,000 shares of our common stock.

On May 18, 2012, the Company executed a Stock Purchase Agreement to acquire all of the issued and outstanding shares of Artisan Specialty Foods, Inc., an Illinois corporation (“Artisan”), from its owner, Mr. David Vohaska.  The purchase price was $1.2 million, with up to another $300,000 (with a fair value of $131,000) payable in the event certain financial milestones are met over the next one or two years.  The purchase price was primarily financed via a loan from Alpha Capital in the principal amount of $1,200,000.  Prior to the acquisition, Artisan was a supplier and had sold products to the Company.

On November 2, 2012, the Company, through its wholly-owned subsidiary, The Haley Group, Inc., entered into an asset purchase agreement with The Haley Group, LLC whereby the Company acquired all existing contracts between The Haley Group, LLC and its customers.

Effective August 15, 2014 we acquired, through a reverse triangular merger, The Fresh Diet, Inc., a Florida corporation, for up to 10 million shares of our common stock.

Our Operations

Our business is currently conducted by our subsidiaries, Food Innovations, 4 The Gourmet, Inc. (d/b/a For The Gourmet, Inc.), Artisan, The Haley Group, Gourmet Foodservice Group, Inc. and Organic Food Brokers LLC. Since its incorporation, Food Innovations, primarily through a relationship with US Foodservices, Inc. (“USF”), has been in the business of providing premium restaurants with the freshest origin-specific perishables,   specialty food products, and healthcare products shipped directly from our network of vendors within 24 – 72 hours. Our customers include restaurants, hotels, country clubs, national chain accounts, casinos, hospitals and catering houses.  Since its incorporation, For The Gourmet has been in the business of providing consumers with gourmet food products shipped directly from our network of vendors within 24 – 72 hours. Since its incorporation, Gourmet Foodservice is focused on expanding the Company’s program offerings to additional customers.  In our business model, we receive orders from our customers and then work closely with our suppliers and our warehouse facilities to have the orders fulfilled.  In order to maintain freshness and quality, we carefully select our suppliers based upon, among other factors, their quality, uniqueness, reliability and access to overnight courier services.  Artisan is a supplier of over 1,500 niche gourmet products to over 500 customers in the Greater Chicago area.  Haley provides consulting services and other solutions to its clients in the food industry.  Organic Food Brokers focuses on launching and growing nationwide and retail sales for small and emerging organic and specialty food brands. Organic Food Brokers works closely with emerging food brands to develop and execute sales, marketing and distribution plans. Fresh Diet is the nationwide leader in freshly prepared gourmet specialty meals, using the finest specialty, artisanal, direct from source ingredients, delivered daily, directly to consumers using The Fresh Diet® platform.  The Fresh Diet’s platform includes a company managed and owned preparation and logistics infrastructure, including a comprehensive company managed network of same day and next day last mile food delivery capabilities.

i

Our Products

We distribute over 7,300 perishable and specialty food products, including origin-specific seafood, domestic and imported meats, exotic game and poultry, artisanal cheeses, freshly prepared meals, caviar, wild and cultivated mushrooms, micro-greens, organic farmed and manufactured food products, estate-bottled olive oils and aged vinegars. We are constantly adding other products that many food distributors cannot effectively warehouse, including organic products and specialty grocery items. We offer our customers access to the best food products available nationwide, quickly, most direct, and cost-effectively. Some of the items we sell include:

●	Seafood - Alaskan wild king salmon, Hawaiian sashimi-grade ahi tuna, Gulf of Mexico day-boat snapper, Chesapeake Bay soft shell crabs, New England live lobsters, Japanese hamachi

●	Meat & Game - Prime rib of American kurobuta pork, dry-aged buffalo tenderloin, domestic lamb, Cervena venison, elk tenderloin

●	Produce - White asparagus, baby carrot tri-color mix, Oregon wild ramps, heirloom tomatoes

●	Poultry - Grade A foie gras, Hudson Valley quail, free range and organic chicken, airline breast of pheasant

●	Specialty - Truffle oils, fennel pollen, prosciutto di Parma, wild boar sausage

●	Mushrooms - Fresh morels, Trumpet Royale, porcini powder, wild golden chanterelles

●	Cheese - Maytag blue, buffalo mozzarella, Spanish manchego, Italian gorgonzola dolce

Customer Service and Logistics

Our “live” chef-driven customer service department is available by telephone Monday through Thursday, from 8 a.m. to 6 p.m. and on Friday from 8 a.m. to 5 p.m., Florida time. The customer service department is made up of a team of chefs and culinary experts who are full-time employees of the Company, and who are experienced in all aspects of perishable and specialty products. By employing chefs and culinary experts to handle customer service, we are able to provide our customers with extensive information about our products, including:

●	Flavor profile and eating qualities

●	Recipe and usage ideas

●	Origin, seasonality, and availability

●	Cross utilization ideas and complementary uses of products

Our logistics team tracks every package to ensure timely delivery of products to our customers. The logistics manager receives tracking information on all products ordered, and packages are monitored from origin to delivery. In the event that delivery service is interrupted, our logistics department begins the process of expediting the package to its destination. The customer is then contacted before the expected delivery commitment time allowing the customer ample time to make arrangements for product replacement or menu changes. Our logistics manager works directly with our vendors to ensure our strict packaging requirements are in place at all times.

Relationship with U.S. Foods

In February 2010, one of our subsidiaries, Food Innovations, signed a new contract with U.S. Foods (“USF”).  This contract with USF expired on December 31, 2012.  However, the contract provides that it automatically renews for an additional 12-month term unless either party notifies the other in writing 30 days prior to the end date of its intent not to renew. Inasmuch as neither party gave the requisite notice, the agreement was automatically extended through December 31, 2013 and again through December 31, 2014.  We believe that although a significant portion of our sales occurs through the USF sales force, the success of the program is less contingent on a contract then on the actual performance and quality of our products. Other than our business arrangements with USF, we are not affiliated with either USF or its subsidiary, Next Day Gourmet, L.P. (“Next Day Gourmet”). During the twelve months ended December 31, 2013 and 2012, sales to USF accounted for 72% and 76% of total sales, respectively.

Growth Strategy

While the U.S. economic recovery remains fragile, there appears to be room for growth in the  restaurant industry.   According to the National Restaurant Industry’s 2013 forecast, restaurant sales during 2014 are expected to grow by 3.8% over 2013, exceeding $6.5 billion.  For our continued growth within the foodservice industry, we rely on the availability to our customers of our chefs' culinary skills, a high level of personal customer service, premium quality products, new product introductions and sales available through our relationship with USF.

We anticipate attempting to grow our business both through increased sales of existing products to our existing foodservice customers, the introduction of new products to our foodservice customers, increasing our foodservice and direct to customer base, and through further expansion of current markets such as the direct to consumer market through a variety of potential sales channels, and sales partnerships and expanding sales directly via the web.

In addition to attempting to grow our current business, we believe that there are lateral opportunities in the food industry. We may consider the possibility of acquiring a gourmet food manufacturer or gourmet distributor at some future point in time. We anticipate that, given our current cash flow levels, any acquisition could potentially involve the issuance of additional shares of our common stock or third party financing, which may not be available on acceptable terms. No acquisition will be consummated without thorough due diligence. No assurance can be given that we will be able to identify and successfully conclude negotiations with any potential target.

General economic conditions and consumer confidence can affect the frequency of purchases and amounts spent by consumers for food-prepared-away-from-home and, in turn, can impact our customers and our sales. We believe the current general economic conditions, including pressure on consumer disposable income, may contribute to a slow or declining growth in the foodservice market. We intend to continue our efforts to expand our market share and grow earnings by focusing on sales growth, margin management, productivity gains and supply chain management, and product and service differentiation.

The Selling Security Holders

The shares are being offered for sale through this prospectus by the Selling Security Holders.  In the case of shares underlying warrants and options, only the shares issuable upon the exercise of the warrants and options (and not the warrants and options themselves) are being registered, and may be offered and sold, under this prospectus. To sell any such shares, the Selling Security Holders must first purchase the Shares by exercising the warrants and options.

Our Corporate Information

Our principal executive offices are located at 28411 Race Track Road, Bonita Springs, Florida 34135. Our telephone number is (239) 596-0204. Our Internet website address is www.foodinno.com. The contents of the website are not part of this prospectus, nor is any of its content incorporated herein.

The Offering

Issuer	Innovative Food Holdings, Inc.

Seller	The selling security holders. For information about the selling security holder, see “Selling Security Holders.” We are not selling the securities to the public.

Securities Offered (1)	8,250,290 shares of our common stock, par value $0.0001.

Common Stock to be Outstanding After the Offering (2)	21,211,925 shares.

Registration Rights
We intend to use our best efforts to keep the registration statement, of which this prospectus forms a part, effective until the earlier to occur of (i) the date on which the registered shares are disposed of in accordance with this prospectus or (ii) the date when all of the registered shares can be immediately sold to the public without registration or restriction. However, we are under no obligation to do so.

Trading	Our common stock trades on the OTCQB under the symbol “IVFH.”

Risk Factors	See “Risk Factors” beginning on page 1 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Use of Proceeds
We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock.  However, if the selling security holders exercise all of the warrants and options for cash we will receive $3,552,705 which we will use for our general business and corporate purposes.

(1)
Includes such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)
Does not include (i) 5,772,206 shares underlying our convertible notes and interest accrued through September 30, 2014; (ii) 2,785,000 shares underlying our outstanding options (of which only 2,080,000 are currently exercisable); and (iii) 4,798,469 shares underlying our outstanding warrants.    Includes (i) 187,936 shares committed to be issued but not yet issued; and (ii) 3,110,063 shares issuable to certain shareholders of The Fresh Diet who have not yet returned the necessary paperwork to receive our shares.

RISK FACTORS

An investment in the shares of our common stock involves significant risks. In addition to reviewing other information in this prospectus and any accompanying prospectus supplement and the documents incorporated herein and therein, you should carefully consider the following factors before deciding to purchase the shares of our common stock offered hereby, as well as the risk factors referred in any accompanying prospectus supplement and the documents incorporated herein and therein. If any of these risks actually occur, our business, results of operations and financial condition could be materially adversely affected and you might lose all or part of your investment.

Risk Factors

Prior to 2013, We Have a History of Losses Requiring Us To Seek Additional Sources of Capital

As of December 31, 2013, we had an accumulated deficit of $6,663,363.  We cannot assure you that we can sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will incur losses. Our possible success is dependent upon the successful development and marketing of our services and products, as to which we can give no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel, marketing and promotions, reduced margins caused by competitive pressures and other economic and non-economic factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we could require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We can give no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Our inability to obtain sufficient funds from our operations or external sources could require us to curtail or cease operations.

We Have Historically Derived Substantially All of Our Revenue From One Client and if We Were to Lose Such Client and Be Unable to Generate New Sales to Offset Such Loss, We May Be Forced to Cease or Curtail Our Operations.

In 2003, Next Day Gourmet initially contracted with our subsidiary, Food Innovations to handle the distribution of over 3,000 perishable and specialty food products to customers of USF. In February 2010, Food Innovations signed a new contract with USF that was scheduled to expire in December 2012 but was automatically extended for an additional 12 months in each of January 2013 and 2014. Our sales through USF’s sales force generated gross revenues for us of $16,993,108 in the year ended December 31, 2013, and $14,138,685 in the year ended December 31, 2012. Those amounts contributed 72% and 76% respectively, of our total sales in those periods. Our sales efforts are for the most part substantially dependent upon the efforts of the USF sales force. Although we have generated revenues from additional customers other than USF, if our relationship with USF were to be materially changed and we are unable to generate substantial new sales to offset such loss, we may be forced to cease or curtail our operations.

A Variety of Factors, Including Seasonality and the Economic Environment, May Cause Our Quarterly Operating Results to Fluctuate, Leading to Volatility in Our Stock Price.

Our quarterly results have fluctuated in the past and may fluctuate in the future, depending upon a variety of factors, including changes in economic conditions, shifts in the timing of holiday selling seasons, including Valentine’s Day, Easter, Halloween, Thanksgiving and Christmas, as well as timing shifts due to 53-week fiscal years, which occur every five years.

If We Fail to Attract and Retain Key Personnel, Our Business and Operating Results May be Harmed.

Our future success depends to a significant degree on the skills, experience and efforts of key personnel in our senior management, whose vision for our company, knowledge of our business and expertise would be difficult to replace. If any one of our key employees leaves, is seriously injured or unable to work, or fails to perform and we are unable to find a qualified replacement, we may be unable to execute our business strategy.

We May Be Unable to Manage Our Growth Which Could Result in Our Being Unable to Maintain Our Operations.

Our strategy for growth is focused on continued enhancements and expansion to our existing business model, offering a broader range of services and products and affiliating with additional vendors and through possible joint ventures. Pursuing this strategy presents a variety of challenges. We may not experience an increase in our services to our existing customers, and we may not be able to achieve the economies of scale, or provide the business, administrative and financial services, required to sustain profitability from servicing our existing and future customer base. Should we be successful in our expansion efforts, the expansion of our business would place further demands on our management, operational capacity and financial resources. To a significant extent, our future success will be dependent upon our ability to maintain adequate financial controls and reporting systems to manage a larger operation and to obtain additional capital upon favorable terms. We can give no assurance that we will be able to successfully implement our planned expansion, finance its growth, or manage the resulting larger operations. In addition, we can give no assurance that our current systems, procedures or controls will be adequate to support any expansion of our operations. Our failure to manage our growth effectively could have a material adverse effect on our business, financial condition and results of operations.

The Foodservice Industry is Very Competitive, Which May Result in Decreased Revenue for Us as Well as Increased Expenses Associated with Marketing Our Services and Products.

The specialty food business s is highly competitive.  We compete against other providers of quality foods, some of which sell their services globally, and some of these providers have considerably greater resources and abilities than we have. These competitors may have greater marketing and sales capacity, established distribution networks, significant goodwill and global name recognition..  Our e-commerce websites and direct mail catalogs compete with other e-commerce websites and other direct mail catalogs that market lines of products similar to ours. We compete with national, regional and local businesses utilizing a similar strategy, as well as traditional specialty food distributors. The substantial sales growth in the direct-to-customer industry within the last decade has encouraged the entry of many new competitors, new business models, and an increase in competition from established companies. Furthermore, it may become necessary for us to reduce our prices in response to competition. This could negatively impact our ability to be profitable.

Our Success Depends on Our Acceptance by the Chef Community and if the Chef Community Does Not Accept Our Products Then Our Revenue Will be Severely Limited.

The chef community may not embrace our products. Acceptance of our services will depend on several factors, including: cost, product freshness, convenience, timeliness, strategic partnerships and reliability. Any of these factors could have a material adverse effect on our business, results of operations and financial condition. We also cannot be sure that our business model will gain wide acceptance among chefs. If the market fails to continue to develop, or develops more slowly than we expect, our business, results of operations and financial condition will be adversely affected.

We Rely Upon Outside Vendors and Shippers for Our Specialty Food Products and Interruption in the Supply of Our Products or their Failure to Adhere to Our Quality Standards May Negatively Impact Our Revenues.

Shortages in supplies of the food products we sell may impair our ability to provide our services. Our vendors are independent and we cannot guarantee their future ability to source the products that we sell. Many of our products are wild-caught, and we cannot guarantee their availability in the future. Unforeseen strikes and labor disputes as well as adverse weather conditions may result in our inability to deliver our products in a timely manner. Also, if our suppliers fail to supply quality product in a timely and effective manner it could lead to an increase in recalls and customer litigation against us which could harm our brands’ images and negatively affect our business and operating results.  The success of our business depends, in part, on our ability to timely and effectively deliver merchandise to our customers. We cannot control all of the various factors that might affect our fulfillment rates in direct-to-customer sales.  We are heavily dependent upon one carrier for the delivery of our products to our customers. Accordingly, we are subject to risks, including labor disputes, union organizing activity, inclement weather, natural disasters, the closure of such carriers’ offices or a reduction in operational hours due to an economic slowdown, possible acts of terrorism associated with such carriers’ ability to provide delivery services to meet our shipping needs, disruptions or increased fuel costs, and costs associated with any regulations to address climate change. Since our customers rely on us to deliver their orders daily or within 24-72 hours, delivery delays could significantly harm our business.

We Are and May Be Subject to Regulatory Compliance and Legal Uncertainties.

Changes in government regulation and supervision or proposed Department of Agriculture or other regulatory agency reforms or rule changes could impair our sources of revenue and limit our ability to expand our business. In the event any future laws or regulations are enacted which apply to us, we may have to expend funds and/or alter our operations to insure compliance.

The Market May Not Readily Accept Our New Products.

Demand and market acceptance for relatively new products, such as our new line of fresh delivered meals, are subject to a high level of uncertainty. The successful introduction of any new product line requires a focused, efficient strategy to create awareness of and desire for the products. For example, in order to achieve market acceptance for our line of fresh dietary meals, we will need to educate the public about the health and convenience benefits product could provide them. Similarly, we will have to make health and weight conscious people aware of this line's existence, draw users to its site and compel them to return to the site for repeat visitations.

Our marketing strategy may be unsuccessful and is subject to change as a result of a number of factors, including changes in market conditions, the nature of possible license and distribution arrangements and strategic alliances which may become available to us in the future and general economic, regulatory and competitive factors. There can be no assurance that our strategy will result in successful product commercialization or that our efforts will result in initial or continued market acceptance for our proposed products.

In Order to be Successful, We Must be able to Enhance Our Existing Products and Develop and Introduce New Products and Services to Respond to Changing Market Demand.

The markets in which we operate are characterized by frequently changing customer demand and the introduction of new “flavors of the month” as certain foods become more and less popular. Changes in customer preferences and buying trends may also affect our products differently. We must be able to stay current with preferences and trends in specialty food and address the customer tastes for each of our target customer demographics. We must also be able to identify and adjust the customer offerings in our products to cater to customer demands. For example, a change in customer preferences for gluten free items may not correlate to a similar change in buying trends for other specialty food. In order to be successful, we must be able to enhance our existing products and develop and introduce new products and services to respond to changing market demand for new tastes. The development and enhancement of services and products entails significant risks, including:

o the inability to effectively adapt new food types to our business;

o the failure to conform our services and products to evolving industry standards;

o the inability to develop, introduce and market enhancements to our existing services and products or new services and products on a timely basis; and

o the non-acceptance by the market of such new service and products.

If we misjudge either the market for our products or our customers’ purchasing habits, our sales may decline significantly which would negatively impact our business and operating results.

Any Acquisitions We Make Could Result in Difficulties in Successfully Managing Our Business and Consequently Harm Our Financial Condition.

We seek to expand by acquiring complementary businesses in our current or ancillary markets.  We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required.  We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices.  There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve a number of other risks, including:

·	failure of the acquired businesses to achieve expected results;

·	diversion of management’s attention and resources to acquisitions;

·	failure to retain key customers or personnel of the acquired businesses;

·	disappointing quality or functionality of acquired equipment and people: and

·	risks associated with unanticipated events, liabilities or contingencies.

Client dissatisfaction or performance problems at a single acquired business could negatively affect our reputation.  The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our Future Results Depend on Continued Evolution of the Internet and its Use by Consumers for Buying Our Products.

Our future results depend on continued growth in the use of the Internet for information, publication, distribution and commerce. Our growth is also dependent on increasing availability to residential consumers of broadband Internet access which will allow such persons to access higher-capacity content through the Internet. Our business could suffer if Internet usage and broadband availability does not continue to grow and evolve.  In addition, the concept of ordering food, including ingredients and whole meals is a relatively new concept and represents a radical change from the way all of today’s adults were brought up.  Our ability to grow our business depends upon heads of households or those empowered with producing meals to break away from old habits and embrace the concept of ordering food over the Internet.

If We are Unable to Effectively Manage Our E-Commerce Business Our Reputation and Operating Results May be Harmed.

E-commerce has been our fastest growing business over the last several years and continues to be a significant part of our sales success. The success of our e-commerce business depends, in part, on third parties and factors over which we have limited control. We are also vulnerable to certain additional risks and uncertainties associated with our e-commerce websites, including: changes in required technology interfaces; website downtime and other technical failures; internet connectivity issues; costs and technical issues as we upgrade our website software; computer viruses; changes in applicable federal and state regulations; security breaches; and consumer privacy concerns. In addition, we must keep up to date with competitive technology trends, including the use of new or improved technology, creative user interfaces and other e-commerce marketing tools such as paid search and mobile applications, among others, which may increase our costs and which may not succeed in increasing sales or attracting customers. Our failure to successfully respond to these risks and uncertainties might adversely affect the sales in our e-commerce business, as well as damage our reputation and brands.

We May be Exposed to Risks and Costs Associated with Credit Card Fraud and Identity Theft that could Cause Us to Incur Unexpected Expenses and Loss of Revenue.

A significant portion of our customer orders are placed through our e-commerce websites. In addition, a significant portion of sales made through our retail channel require the collection of certain customer data, such as credit card information. In order for our sales channel to function and develop successfully, we and other parties involved in processing customer transactions must be able to transmit confidential information, including credit card information, securely over public networks. Third parties may have the technology or knowledge to breach the security of customer transaction data. Although we take the security of our systems and the privacy of our customers’ confidential information seriously, we cannot guarantee that our security measures will effectively prevent others from obtaining unauthorized access to our information and our customers’ information. Any person who circumvents our security measures could destroy or steal valuable information or disrupt our operations. Any security breach could cause consumers to lose confidence in the security of our websites or stores and choose not to purchase from us. Any security breach could also expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and harm our reputation, any of which could harm our business.

In addition, states and the federal government are increasingly enacting laws and regulations to protect consumers against identity theft. Compliance with these laws will likely increase the costs of doing business and, if we fail to implement appropriate safeguards or to detect and provide prompt notice of unauthorized access as required by some of these new laws, we could be subject to potential claims for damages and other remedies, which could harm our business.

Earthquakes, Inclement Weather or Other Events out of Our Control May Damage or Limit Production from  Our Facilities and Adversely Affect Our Results of Operations.

We have significant operations in New York and in other areas where weather or other events  such as an earthquake, tsunami, flood, typhoon, fire, or other natural or manmade events, could disrupt our operations and impair production or distribution of our products, damage inventory, interrupt critical functions, or otherwise affect our business negatively, adversely affecting our results of operations.

Declines in General Economic Conditions and the Resulting Impact on Consumer Confidence and Consumer Spending Could Adversely Impact Our Results of Operations.

Our financial performance is subject to declines in general economic conditions and the impact of such economic conditions on levels of consumer confidence and consumer spending. Consumer confidence and consumer spending may deteriorate significantly, and could remain depressed for an extended period of time. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is limited, unemployment rates increase, consumer perceptions of personal well-being and security declines or there is economic uncertainty. An uncertain economic environment, could adversely impact our business and operating results.

We Are and May Be Subject to Regulatory Compliance and Legal Uncertainties.

Changes in government regulation and supervision or proposed Department of Agriculture or other regulatory agency reforms or rule changes could impair our sources of revenue and limit our ability to expand our business. In the event any future laws or regulations are enacted which apply to us, we may have to expend funds and/or alter our operations to insure compliance.  New Internet legislation or regulation, or the application of existing laws and regulations to the Internet and e-commerce could add additional costs and risks to doing business on the Internet. We are subject to regulations applicable to businesses generally and laws or regulations directly applicable to communications over the Internet and access to e-commerce. Although there are currently few laws and regulations directly applicable to e-commerce, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, content, copyrights, distribution, antitrust, taxation and characteristics and quality of products and services.

The Issuance of Shares Upon Conversion of Convertible Notes and Exercise of Outstanding Warrants or Restricted Stock Units May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of convertible notes and exercise of warrants and restricted stock units may result in substantial dilution to the interests of other stockholders since the note/warrant restricted stock unit holders may ultimately convert or exercise and sell the full amount of shares issuable on conversion/exercise. Although, for the most part, such note/warrant holders may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.99% of our outstanding common stock unless there was a management change or a change of control, this restriction does not prevent them from converting and/or exercising some of their holdings, selling off those shares, and then converting the rest of their holdings. In this way, they could sell more than this limit while never holding more than this limit; nor does that cap apply to any holder of restricted stock units. We anticipate that eventually, over time, the full amount of the convertible notes could be converted into shares of our common stock, in accordance with the terms of the secured convertible notes, as well as the exercise of the restricted stock units which will cause significant dilution to our other shareholders.

If We Are Required for any Reason to Repay Our Outstanding Convertible Notes We Would Be Required to Deplete Our Working Capital, If Available, or Raise Additional Funds.

We can be required to repay certain of our convertible notes or other notes. If we are required to repay a significant amount of these notes, we would be required to use our limited working capital and/or raise additional funds (which may be unavailable) which would have the effect of causing further dilution and lowering shareholder value.  If we were unable to pay the notes when required, the note holders could commence legal action against us and foreclose on almost all of our assets to recover the amounts due.  Any such action could require us to curtail or cease operations.

We may be Subject to Legal Proceedings that Could be Time Consuming, Result in Costly Litigation, Require Significant Amounts of Management Time and Result in the Diversion of Significant Operational Resources.

We are involved in lawsuits, claims and proceedings incident to the ordinary course of our business and also challenging our recent acquisition of The Fresh Diet.  Litigation is inherently unpredictable. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time and result in the diversion of significant operational resources. We believe that we have meritorious defenses against these actions, and we will continue to vigorously defend against them. The cost of defending against all these types of claims against us or the ultimate resolution of such claims, whether by settlement or adverse court decision, may harm our business and operating results. In addition, the increasingly regulated business environment and the nature of our products may result in a greater number of enforcement actions and private litigation. This could subject us to increased exposure to stockholder lawsuits.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share  or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

FORWARD LOOKING STATEMENTS

This prospectus includes or incorporates by reference, and any prospectus supplement will include or incorporate by reference, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934.  For example, statements included in this prospectus and any prospectus supplement regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. When we use words like “intend,” “anticipate,” “believe,” “estimate,” “plan,” “will” or “expect,” we are making forward-looking statements. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under “Risk Factors” above and elsewhere in our incorporated filings. You should understand that forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein, are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain information or upon the occurrence of future events or otherwise.

USE OF PROCEEDS

None of the Shares are to be sold by us or for our account, and we will not receive any proceeds from the sale thereof.  Of the 8,250,290  Shares being registered hereby, 4,098,471 are issuable upon the exercise of warrants at exercise prices per share of $0.25 to $0.575 with a weighted average exercise price of $0.560; and 1,465,000   are issuable upon the exercise of options at exercise prices per share of $0.35 to $1.60 with a weighted average exercise price of $0.496  per share.  Assuming that all of the warrants and options are exercised in full in cash at the currently applicable exercise prices and the exercise price is paid in full in cash, we would receive proceeds of $3,023,155  from the issuance and sale of such Shares to the holders of the warrants and options.  Any proceeds we receive from the exercise of the warrants and options, if the warrants and options are exercised for cash, are expected to be used for general working capital.  Certain of the options may be exercised on a cashless basis.

SELLING SECURITY HOLDERS

The following table sets forth information with respect to the Selling Security Holders and the number of shares beneficially owned by each Selling Security Holder and that may be offered pursuant to this prospectus.  The information is based on information provided by or on behalf of the Selling Security Holders on or prior to October 7, 2014.  The Selling Security Holders may offer all, some or none of the shares of common stock listed below.

The following table assumes that the selling security holders will sell all of the shares offered by them in this offering. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. Except as noted below, the shares offered for sale constitute all of the common shares known to us to be beneficially owned by the respective selling security holders. Except as set forth in the table below, to our knowledge, following the offering and sale of the shares, none of the selling security holders will beneficially own more than one percent of the issued and outstanding shares of our common stock. This prospectus may be amended or supplemented from time to time to amend or supplement the information set forth in the table below.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Certain of the selling security holders (Messrs. Wiernasz, Gold, Mayer, Cohn) are executive officer and/or directors of the Company.  To our knowledge, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer.

As used herein, Selling Security Holders includes their transferees, pledgees or donees or their successors, selling shares received from a named Selling Security Holder after the date of this prospectus.  Selling Security Holders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed by their name below.

Beneficially Selling Security Holders(1)	Number of Shares Owned Prior to the Offering(2)	Number of Shares Offered Hereby	Number of Shares Owned After Offering(3)

Justin Wiernasz(4)	868,840	785,000	83,840
Joel Gold(5)	489,054	380,000	109,054
Solomon Mayer(6)	205,000	200,000	5,000
Hank Cohn(6)	205,000	200,000	5,000
Assameka Capital Inc.(7)	149,638	149,638	0
Asher Brand(8)	165,000	165,000	0
Alpha Capital Anstalt(9)	5,535,652	4,835,652	700,000
David R. Morgan	50,000	50,000	0
Eli A. Englard	50,000	50,000	0
Semerca Investments S.A.	250,000	250,000	0
Ian J. Cassel	558,303	150,000	408,303
Markets Edge Limited	50,000	50,000	0
Neil Cataldi	40,000	40,000	0
Osher Capital Partners LLC	100,000	100,000	0
Patrick Mesot	250,000	250,000	0
Southshore Capital Partners, LP	200,000	200,000	0
Bachelier, LLC	100,000	100,000	0
Youth Properties LLC	120,000	120,000	0
Joel M. Vanderhoof	50,000	50,000	0
Michael Vanderhoof	50,000	50,000	0
Ahava Investment Capital LP	75,000	75,000	0

________________
(1)  Information regarding the selling security holders may change from time to time.  Any such change will be set forth in supplements to this prospectus if and when necessary.
(2)  The number of shares of common stock beneficially owned by a person or entity is determined under rules promulgated by the United States Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power.  Each of the Selling Security Holders holds notes convertible into shares of our common stock.  Included among the shares owned by such person or entity are any shares which such person or entity has the right to acquire within 60 days after September 30, 2014.   The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.  Except for information in our records and reports filed by a selling shareholder with us, if any, we have no knowledge of whether such selling shareholder owns any other shares of our common stock.  Alpha Capital Anstalt has entered into an agreement with the Company whereby it has agreed not to own more than 9.9% of our common stock at any time.
(3)  Assumes the sale of all shares offered hereby.  Except for Mr. Wiernasz who will own approximately 3.8% of the outstanding shares following the Offering, no other officer or director who is a Selling Security Holder will hold 1% of the Company’s outstanding stock.
(4)  Includes 100,000 shares of common stock; 83,840  unissued shares of common stock; and options to purchase 685,000 shares of common stock.  President and a director of the Company.
(5)  Includes 109,054 shares of common stock; and options to purchase 380,000 shares of common stock.  A director of the Company.
(6)  Includes 5,000 shares of common stock, owed but unissued; and options to purchase 200,000 shares of common stock.  A director of the Company.
(7)  Includes 50,000 shares of common stock; and warrants to purchase 99,638 shares of common stock.
(8) Consists of shares underlying warrants.
(9) Consists of 1,001,819 shares of common stock, and warrants to purchase 4,533,833 shares of common stock.

PLAN OF DISTRIBUTION

The Shares may be offered from time to time by the Selling Security Holders and to the extent the shares underlie warrants and options, upon exercise of the warrants and options, up to an aggregate of 5,563,471  Shares. The warrants and options are not being offered hereby; only Shares issuable upon the exercise thereof may be offered or sold through this prospectus. We cannot assure you that the Selling Security Holders will exercise any or all of the warrants and options, or, if it does, that it will sell any or all of the Shares so purchased by it. No Shares are being offered or sold by us or for our account and we will not receive any proceeds from the sale of the Shares. We will bear all costs associated with the offering and sale of the Shares, other than any underwriting discounts, agency fees, brokerage commissions or similar costs applicable to the sale of any Shares. These costs will be borne by the holder of the Shares sold.

The Shares could be sold by one or more of the following methods, without limitation:

•	privately negotiated transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the Shares, whether or not the options are listed on an options exchange;

•	an exchange distribution in accordance with the rules of any stock exchange on which the Shares are listed; or

•	any combination of any of these methods of sale.

A holder of the Shares may effect transactions by selling the Shares directly to purchasers or through or to brokers or dealers, and brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling holder or from the purchasers of the Shares for whom they may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). Any brokers and dealers engaged by a selling holder may arrange for other brokers or dealers to participate in effecting sales of the Shares.  These brokers or dealers may act as principals, or as agents of a selling holder. Broker-dealers may agree with a selling holder to sell a specified number of Shares at a stipulated price per share. If the broker-dealer is unable to sell Shares acting as agent for a selling holder, it may purchase as principal any unsold Shares at the stipulated price. Broker-dealers who acquire Shares as principals may thereafter resell the Shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the Shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.  Any of the shares being offered herein may be sold by a transferee, donee, pledgee or other successor of the selling shareholder.

Any of the Shares which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 may be sold under those rules rather than under this prospectus.

A selling holder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with that selling holder, including without limitation in connection with distributions of the Shares by those broker-dealers. A selling holder may enter into option or other transactions with broker-dealers that involve the delivery of the Shares to the broker-dealers, who may then resell or otherwise transfer those Shares pursuant to this prospectus (as supplemented or amended to reflect that transaction). In addition, a selling holder may, from time to time, sell the shares short, and in those instances, this prospectus may be delivered in connection with the short sales and the Shares offered under this prospectus may be used to cover short sales. A selling holder may also pledge the Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged Shares under this prospectus (if required, as supplemented or amended to reflect those transactions).

At the time a particular offering of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Shares being so offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents, the purchase price paid by any underwriter for Shares purchased, any discounts, commissions and other compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public. Any underwriters, brokers, dealers or agents who participate in the distribution of such Shares may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions or concessions received by them may be deemed to be underwriting compensation under the Securities Act.

In connection with this offering, if made through an underwriter, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot this offering, creating a syndicate short position. The underwriter may bid for and purchase shares of our common stock in the open market to cover this syndicate short position or to stabilize the price of our common stock. In addition, an underwriting syndicate may reclaim selling concessions from syndicate members and selected dealers if a participating underwriter repurchases previously distributed common stock in syndicate covering transactions, in stabilization transactions or otherwise, or if a participating underwriter receives a report that indicates that the clients of such syndicate members have "flipped" the common stock. Also, in connection with this offering, certain underwriters and selling group members (if any) who are qualified market makers may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as such. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, its bid must then be lowered when certain purchase limits are exceeded. These activities may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

A selling security holder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Security Holder and any underwriter, broker-dealer or agent regarding the sale of the common stock. The Selling Security Holder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

We intend to use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier to occur of (i) the date when all of the securities registered hereby are disposed of in accordance with the terms of the shelf registration statement or (ii) the date when the registered shares can be immediately sold to the public without registration or restriction, although we have no obligation to do so.

When we are notified by any Selling Security Holder that any material arrangement has been entered into with a broker-dealer for the sale of the Shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing (a) the name of the such Selling Security Holder and of the participating broker-dealer or dealers, (b) the number of shares of common stock involved, (c) the price at which the common stock was sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer or dealers, if applicable, and (e) other facts material to the transaction. In addition, when we are notified by any Selling Security Holder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Security Holder. The Selling Security Holders may not trade securities from the time the Selling Security Holders receive notice from us of this type of event until the Selling Security Holders receive a prospectus supplement or amendment.

LEGAL MATTERS

The legality of the common stock being offered hereby will be passed upon for us by Feder Kaszovitz LLP, New York, New York.

EXPERTS

The financial statements and schedule as of December 31, 2013 and for the two years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Liggett, Vogt & Webb, P.A., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus “incorporates by reference” certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed):

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2013;
(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and our Current Reports on Form 8-K filed on May 22, 2014, August 21, 2014 and September 4, 2014; and

(3)	The description of our common stock contained in our Registration Statement on Form 8-A.

Any future filings we make with the SEC (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 0-28104) after the date hereof are incorporated by reference until all of the securities offered by this prospectus are sold. Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a later statement contained in those documents modifies or supersedes that earlier statement. Any statements so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded. In addition, any supplement prepared in relation to this prospectus shall be deemed to supersede for all purposes any earlier supplement prepared in relation to this prospectus.

We will provide each person to whom a copy of this prospectus has been delivered, without charge, upon receipt of a written or oral request, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Sam Klepfish, c/o Innovative Food Holdings, Inc., 28411 Race Track Road, Bonita Springs, Florida 34135 (telephone: 239-596-0204).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the resale of the Shares offered by this prospectus.  This prospectus is part of that registration statement, but does not contain all of the information in the registration statement.  We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC.  For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed or incorporated by reference into the registration statement at the locations listed below.

We are subject to the information requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file reports, proxy statement and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

We maintain a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that we may incur, including the indemnification payable to any director or officer. This policy provides for $3 million in maximum aggregate coverage, including defense costs. We pay the entire premium for such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUR

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. The Registrant is paying all of the selling security holders’ expenses related to this offering, except that the selling security holder will pay any applicable broker’s commissions and expenses. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC Registration fee	$1,563
Edgarization	600
Accountants’ fees and expenses	5,000
Attorneys’ fees and expenses	20,000
Miscellaneous	837

Total	$28,000

Item 15.  Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Registrant maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Registrant, including the indemnification payable to any director or officer. This policy provides for $3million in maximum aggregate coverage, including defense costs. The entire premium for such insurance is paid by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits

Exhibit Number	Description
4.1	Form of warrant (incorporated by reference from Exhibits 4.3, 4.4 and 4.5 included with the registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed on September 28, 2005).
4.2*	Form of stock option.
5.1*	Opinion of Feder Kaszovitz LLP
23.1*	Consent of Liggett, Vogt & Webb, P.A.
23.3	Consent of Feder Kaszovitz LLP (included in Exhibit 5.1)

 (*) Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii)above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs, is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on October 23, 2014

INNOVATIVE FOOD HOLDINGS, INC.

By: /s/ SAM KLEPFISH
Sam Klepfish
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SAM KLEPFISH	Chief Executive Officer, Director	October 23, 2014
Sam Klepfish	(Principal Executive Officer)

/s/ JOHN MCDONALD	Principal Accounting Officer	October 23, 2014
John McDonald	(Principal Financial Officer)

Director
Joel Gold

Director
Solomon Mayer

/s/ HANK COHN	Director	October 22, 2014
Hank Cohn

/s/ JUSTIN WIERNASZ	Director	October 21, 2014
Justin Wiernasz

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant (incorporated by reference from Exhibits 4.3, 4.4 and 4.5 included with the registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed on September 28, 2005).
4.2*	Form of stock option.
5.1*	Opinion of Feder Kaszovitz LLP
23.1*	Consent of Liggett, Vogt & Webb, P.A.
23.3	Consent of Feder Kaszovitz LLP (included in Exhibit 5.1)

 (*) Filed herewith.